SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


Date of earliest event reported:   August 21, 1998


                GENERAL MICROWAVE CORPORATION
(Exact name of registrant as specified in its charter)


     New York                  1-8821                11-1956350
(State or other juris-       (Commission        (IRS Employer
diction of incorporation)    File Number)       Identification No.)


5500 New Horizons Boulevard, Amityville, New York   11701
 (Address of principal executive office)           (Zip Code)

Registrant's telephone number, including area code  516-226-8900


                              N/A

(Former name or former address, if changed since last report.)


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

Item 1.   Changes in Control of Registrant.

          See Item 5 - Other Events of this report. The agreement and events reported therein might be deemed to constitute a change of control of Registrant and the consummation of the transactions contemplated by said agreement would constitute a change in control of Registrant.

Item 5.   Other Events.

          On August 21, 1998, General Microwave Corporation entered into an
Agreement and Plan of Merger dated as of August 21, 1998 by and among General
Microwave Corp., Eleven General Microwave Corp. Shareholders, GMC
Acquisition
Corporation and Herley Industries, Inc. The agreement contemplates the merger of
General Microwave Corporation into a wholly-owned subsidiary of Herley Industries,
Inc. for $18.00 per issued and outstanding share of stock of General Microwave
Corporation in cash and a three year warrant to purchase one share of common stock of Herley Industries, Inc. for each outstanding share of General Microwave
Corporation stock. The warrants will be exercisable at $14.40 per share through
January 11, 1999, and thereafter at $15.60 per share until expiration. In accordance with the agreement, holders of outstanding options to purchase General
Microwave Corporation stock will receive the difference between the exercise price per share of General Microwave Corporation stock and the warrant described above for one share of common stock of Herley Industries, Inc. for each share subject to a General Microwave Corporation stock option. Contemporaneously with the entry by General Microwave Corporation into the foregoing agreement, the holders of approximately 30% of General Microwave Corporation's outstanding common stock delivered irrevocable proxies to vote their shares for the merger to Herley
Industries, Inc.

          The transaction is subject to the approval of the stockholders of
General Microwave Corporation and Herley Industries, Inc. and customary closing conditions.


Forward-Looking Information

          Certain statements made in this report may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of
1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual events to be materially different from any future events, results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic conditions; the level of domestic and worldwide spending on military defense products; and availability of financial resources to fund anticipated events.





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

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the
registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   GENERAL MICROWAVE CORPORATION
                                       (Registrant)


Date:  August 31, 1998             By:s/ MITCHELL TUCKMAN
                                      Mitchell Tuckman, President
                                      and Chief Executive Officer































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